Exhibit 5.1
[Letterhead of Weil, Gotshal & Manges LLP]
August 8, 2006
Hanson PLC
1 Grosvenor Place
London SW1X 7JH
England
Ladies and Gentlemen:
     We have acted as U.S. counsel to Hanson PLC, a public limited company incorporated under the laws of England and Wales (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form F-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to debt securities to be issued by the Company (the “Debt Securities”).
     In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement, the form of Indenture (the “Indenture”) between the Company and The Bank of New York, as trustee (the “Trustee”), filed as an exhibit to the Registration Statement, pursuant to which the Debt Securities will be issued, and the form of Debt Security, filed as an exhibit to the Registration Statement, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.
     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company. We have assumed that (i) the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) the Company has all requisite corporate power and authority to enter into and perform its obligations under the Indenture and the Debt Securities, (iii) the execution, delivery and performance by the Company of its obligations under the Indenture and the Debt Securities has been duly authorized by all necessary corporate action on its part, (iv) the Indenture will have been duly and validly executed and delivered by the Company and (v) the Indenture will have been duly and validly authorized, executed and delivered by the Trustee.
     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

Hanson PLC
August 8, 2006

     When the Registration Statement has become effective under the Securities Act, the Indenture has been duly authorized, executed and delivered, the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or breach any agreement binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Debt Securities have been duly executed and authenticated in accordance with the Indenture, and the Debt Securities have been issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute the legal, valid and binding obligations of the Company, entitled to the benefits provided by the Indenture, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).
     The opinion expressed herein is limited to the laws of the State of New York and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.
     We consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Validity of Securities” in the Prospectus that is part of the Registration Statement.
Very truly yours,
/s/ Weil, Gotshal & Manges LLP